EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                  As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of United States Cellular Corporation of our reports dated February 6, 1996, on the consolidated financial statements and financial statement schedules of United States Cellular Corporation and Subidiaries, included or incorporated by by reference in the United States Cellular Corporation Form 10-K for the year ended December 31, 1995, and to the incorporation by reference in this Form S-8 Registration Statement of our compilation report dated February 9, 1996, on the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership, included in the United States Cellular Corporation Form 10-K for the year ended December 31, 1995. We also consent to all references to our Firm included in this Form S-8 Registration Statement.



                                            ARTHUR ANDERSEN LLP





Chicago, Illinois
November 26, 1996